SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 25, 2002
(To Prospectus dated January 16, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                          Alternative Loan Trust 2002-7
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2002-11
                                 ___________


The Class CB-11
certificates
represent               The Class CB-11 Certificates
obligations of the
trust only and do       o  This supplement relates to the offering of the Class
not represent an           CB-11 certificates of the series referenced above.
interest in or             This supplement does not contain complete
obligation of CWMBS,       information about the offering of the Class CB-11
Inc., Countrywide          certificates. Additional information is contained in
Home Loans, Inc.,          the prospectus supplement dated June 25, 2002,
Countrywide Home           prepared in connection with the offering of the
Loans Servicing LP         offered certificates of the series referenced above
or any of their            and in the prospectus of the depositor dated January
affiliates.                16, 2002. You are urged to read this supplement, the
                           prospectus supplement and the prospectus in full.
This supplement may
be used to offer and    o  As of October 25, 2003, the class certificate
sell the offered           balance of the Class CB-11 certificates was
certificates only if       approximately $35,823,957.
accompanied by the
prospectus
supplement and the
prospectus.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class CB-11 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

November 13, 2003

                                THE MORTGAGE POOL

     As of October 1, 2003 (the "Reference Date"), loan group 1 included approximately 290 Mortgage Loans having an aggregate Stated Principal Balance of approximately $119,264,968 and loan group 2 included approximately 3,033 Mortgage Loans having an aggregate Stated Principal Balance of approximately $351,473,713.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                         As of October 1, 2003
                                                                                   -----------------------------------
                                                                                     Loan Group 1      Loan Group 2
Total Number of Mortgage Loans...................................................        290               3,033
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................          1.72%            1.78%
         60-90 days..............................................................          0.34%            0.53%
         91 days or more (excluding pending foreclosures)........................          0.34%            0.26%
                                                                                           -----            -----
         Total Delinquencies.....................................................          2.41%            2.57%
                                                                                           =====            =====
Foreclosures Pending.............................................................          3.10%            1.85%
                                                                                           -----            -----
Total Delinquencies and foreclosures pending.....................................          5.52%            4.42%
                                                                                           =====            =====
______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Five (5) Mortgage Loans in loan group 1 have been converted and are, as of the Reference Date, REO loans. Fifteen (15) Mortgage Loans in loan group 2 have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans in loan group 1 and loan group 2 as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $46.060 billion at September 30, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                                   At February 28(29),                   At December 31,         At September
                                                   -------------------                   ---------------         ------------
                                                                                                                     30,
                                            1999          2000          2001           2001          2002            2003
                                            ----          ----          ----           ----          ----            ----

Delinquent Mortgage Loans and Pending
  Foreclosures at
  Period End:
     30-59 days...................             1.03%         1.36%         1.61%          1.89%         2.11%          1.87%
     60-89 days...................             0.18          0.22          0.28           0.39          0.53           0.54
     90 days or more (excluding
        pending foreclosures).....             0.12          0.16          0.14           0.23          0.35           0.44
                                               ----          ----          ----           ----          ----           ----
          Total of delinquencies               1.32%         1.75%         2.03%          2.51%         2.99%          2.85%
                                               ====          ====          ====           ====          ====           ====
Foreclosures pending..............             0.14%         0.16%         0.27%          0.31%         0.31%          1.07%
                                               ====          ====          ====           ====          ====           ====
Total delinquencies and
  foreclosures pending............             1.46%         1.91%         2.30%          2.82%         3.31%          3.92%
                                               ====          ====          ====           ====          ====           ====

Net Gains/(Losses) on liquidated
  loans(1)........................      $(2,882,524)  $(3,076,240)  $(2,988,604)   $(5,677,141)  $(10,788,657)  $(14,146,823)
Percentage of Net Gains/(Losses)
  on liquidated loans(1)(2).......           (0.018)%      (0.017)%      (0.014)%       (0.022)%      (0.032)%       (0.031)%
Percentage of Net Gains/(Losses) on
  liquidated loans (based on average
  outstanding principal balance)(1)          (0.021)%      (0.017)%      (0.015)%       (0.023)%      (0.033)%       (0.032)%
  ______________
          (1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
          (2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                   DESCRIPTION OF THE CLASS CB-11 CERTIFICATES

     The Class CB-11 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates," " - Interest," and "- Principal".

     As of October 25, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class CB-11 Certificates was approximately $35,823,957, evidencing a beneficial ownership interest of approximately 7.61% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $95,720,390 and evidenced in the aggregate a beneficial ownership interest of approximately 20.33% in the Trust Fund. As of the Certificate Date, the group 2 senior certificates had an aggregate principal balance of approximately $312,524,577 and evidenced in the aggregate a beneficial ownership interest of approximately 66.39% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $62,493,718 and evidenced in the aggregate a beneficial ownership interest of approximately 0.13% in the Trust Fund. For additional information with respect to the Class CB-11 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The October 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

     o the Class Certificate Balance of the Class CB-11 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class CB-11 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class CB-11 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class CB-11 Certificates is November 19, 2003,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

     o    no class of certificates becomes a Restricted Class.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of any prepayment of any pool of mortgage loans, including the mortgage loans. A 100% prepayment assumption (the "Prepayment Assumption") assumes a Constant Prepayment Rate ("CPR") of 4.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.2727272727% (precisely (14/11)%) per annum in the second through eleventh months. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 18.0% per annum each month. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class CB-11 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

                Percent of Class Certificate Balance Outstanding

                                            Percentage of the
                                          Prepayment Assumption
                                          ---------------------
      Distribution Date                    0%    50%   100%   150%    200%
      -----------------                    ---   ----  -----  -----   ----
      Initial.........................      100   100    100     100    100
      November 2004...................       97    71     44      17      0
      November 2005...................       94    45      0       0      0
      November 2006...................       91    22      0       0      0
      November 2007...................       88     2      0       0      0
      November 2008...................       85     0      0       0      0
      November 2009...................       82     0      0       0      0
      November 2010...................       79     0      0       0      0
      November 2011...................       75     0      0       0      0
      November 2012...................       71     0      0       0      0
      November 2013...................       67     0      0       0      0
      November 2014...................       63     0      0       0      0
      November 2015...................       58     0      0       0      0
      November 2016...................       53     0      0       0      0
      November 2017...................       47     0      0       0      0
      November 2018...................       41     0      0       0      0
      November 2019...................       34     0      0       0      0
      November 2020...................       27     0      0       0      0
      November 2021...................       19     0      0       0      0
      November 2022...................       11     0      0       0      0
      November 2023...................        2     0      0       0      0
      November 2024...................        0     0      0       0      0
      Weighted Average Life (in years)**   12.4   1.9      1     0.6    0.5
__________________________
(*) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $5,120,116, $200,000 and $7,159,268, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the CB-11 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

     Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
          Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                              ERISA CONSIDERATIONS

     Prospective purchasers of the Class CB-11 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class CB-11 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus are met.

     Although the Exemption was amended in late 2002, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class CB-11 Certificates.

                                     RATINGS

     The Class CB-11 Certificates are currently rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. and "AAA" by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class CB-11 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1


Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                                             290
Aggregate Principal Balance                                   $119,264,968
Average Principal                                               $411,259                   $96,907 to $1,297,683
Weighted Average Mortgage Rate                                   7.569%                     6.500% to 9.500%
Net Weighted Average Mortgage Rate                               7.280%                     6.241% to 8.991%
Weighted Average Original Term (months)                           359                          240 to 360
Weighted Average Remaining Term (months)                          341                           46 to 345
Weighted Average Combined Loan-to-Value Ratio                    77.67%                     47.82% to 95.46%



                                                          MORTGAGE RATES


                                                            Number of                     Aggregate          Percent of Mortgage
Mortgage Rates(%)                                         Mortgage Loans              Principal Balance     Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
6.500                                                           1                         $264,124                   0.22       %
6.625                                                           2                         $627,976                   0.53
6.750                                                           9                        $3,461,022                  2.90
6.875                                                           7                        $2,869,999                  2.41
7.000                                                           18                       $8,424,374                  7.06
7.125                                                           25                       $10,635,033                 8.92
7.250                                                           39                       $15,867,988                13.30
7.375                                                           19                       $8,361,993                  7.01
7.500                                                           39                       $15,368,881                12.89
7.625                                                           22                       $8,572,775                  7.19
7.750                                                           25                       $10,656,274                 8.93
7.875                                                           24                       $9,121,096                  7.65
8.000                                                           21                       $9,546,371                  8.00
8.125                                                           9                        $3,468,093                  2.91
8.250                                                           10                       $3,776,399                  3.17
8.375                                                           6                        $2,601,509                  2.18
8.500                                                           3                        $1,141,299                  0.96
8.625                                                           3                        $1,571,649                  1.32
8.750                                                           3                        $1,028,813                  0.86
8.875                                                           1                         $313,432                   0.26
9.125                                                           1                         $372,090                   0.31
9.250                                                           1                         $509,532                   0.43
9.375                                                           1                         $353,398                   0.30
9.500                                                           1                         $350,849                   0.29
----------------------------------------------------------------------------------------------------------------------------------

Total                                                          290                      $119,264,968                100.00      %
==================================================================================================================================


                                                    CURRENT PRINCIPAL BALANCES


Range of Current                                            Number of                     Aggregate          Percent of Mortgage
Principal Balances                                        Mortgage Loans              Principal Balance     Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
$50,000.01 - $100,000.00                                        1                          $96,907                   0.08       %
$100,000.01 - $150,000.00                                       1                         $136,538                   0.11
$150,000.01 - $200,000.00                                       1                         $159,694                   0.13
$250,000.01 - $300,000.00                                       1                         $264,124                   0.22
$300,000.01 - $350,000.00                                       89                       $28,914,572                24.24
$350,000.01 - $400,000.00                                       98                       $36,633,127                30.72
$400,000.01 - $450,000.00                                       34                       $14,378,690                12.06
$450,000.01 - $500,000.00                                       21                       $9,949,542                  8.34
$500,000.01 - $550,000.00                                       10                       $5,244,308                  4.40
$550,000.01 - $600,000.00                                       11                       $6,440,428                  5.40
$600,000.01 - $650,000.00                                       14                       $8,798,398                  7.38
$650,000.01 - $700,000.00                                       1                         $669,153                   0.56
$750,000.01 - $1,000,000.00                                     7                        $6,281,805                  5.27
$1,000,000.01 - $1,500,000.00                                   1                        $1,297,683                  1.09
----------------------------------------------------------------------------------------------------------------------------------

Total                                                          290                      $119,264,968                100.00      %
==================================================================================================================================




                                            DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                  Number of                       Aggregate           Percent of Mortgage
Type of Program                                 Mortgage Loans                Principal Balance      Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Reduced                                              152                         $60,631,131                 50.84            %
Full/Alternative                                      58                         $26,598,390                 22.30
No Ratio                                              41                         $17,480,919                 14.66
CLUES Plus                                            39                         $14,554,528                 12.20
----------------------------------------------------------------------------------------------------------------------------------

Total                                                290                        $119,264,968                 100.00           %
==================================================================================================================================


                                                 ORIGINAL LOAN-TO-VALUE RATIOS

Range of                                          Number of                       Aggregate           Percent of Mortgage
Original Loan-to-Value Ratios(%)                Mortgage Loans                Principal Balance      Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
50.00 and below                                       5                          $2,328,190                   1.95            %
50.01 - 55.00                                         4                          $1,878,461                   1.58
55.01 - 60.00                                         11                         $5,509,842                   4.62
60.01 - 65.00                                         11                         $5,706,082                   4.78
65.01 - 70.00                                         26                         $12,332,419                 10.34
70.01 - 75.00                                         40                         $17,705,387                 14.85
75.01 - 79.99                                         30                         $11,828,730                  9.92
80.00 - 80.00                                         78                         $31,586,347                 26.48
80.01 - 85.00                                         10                         $4,666,864                   3.91
85.01 - 90.00                                         48                         $16,265,992                 13.64
90.01 - 95.00                                         26                         $9,145,396                   7.67
95.01 - 100.00                                        1                           $311,259                    0.26
----------------------------------------------------------------------------------------------------------------------------------

Total                                                290                        $119,264,968                 100.00           %
==================================================================================================================================


                                            STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                  Number of                       Aggregate           Percent of Mortgage
State                                           Mortgage Loans                Principal Balance      Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Arizona                                               7                          $2,969,757                   2.49            %
California                                            80                         $34,636,042                 29.04
Connecticut                                           8                          $2,735,146                   2.29
Florida                                               22                         $9,849,148                   8.26
Georgia                                               8                          $2,970,967                   2.49
Hawaii                                                5                          $2,945,614                   2.47
Maryland                                              6                          $2,637,703                   2.21
Massachusetts                                         7                          $2,903,183                   2.43
New Jersey                                            14                         $5,667,018                   4.75
New York                                              31                         $11,462,981                  9.61
Pennsylvania                                          8                          $4,004,986                   3.36
Texas                                                 22                         $8,314,891                   6.97
Virginia                                              9                          $3,301,127                   2.77
Washington                                            7                          $3,082,568                   2.58
Other (less than 2%)                                  56                         $21,783,839                 18.28
----------------------------------------------------------------------------------------------------------------------------------

Total                                                290                        $119,264,968                 100.00           %
==================================================================================================================================



                                                       PURPOSE OF MORTGAGE LOANS

                                                           Number of                      Aggregate          Percent of Mortgage
Loan Purpose                                            Mortgage Loans                Principal Balance     Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Purchase                                                      171                        $66,677,776                55.91       %
Refinance (rate/term)                                         59                         $26,771,548                22.45
Refinance (cash-out)                                          60                         $25,815,644                21.65
----------------------------------------------------------------------------------------------------------------------------------

Total                                                         290                       $119,264,968                100.00      %
==================================================================================================================================


                                                     TYPES OF MORTGAGED PROPERTIES

                                                           Number of                      Aggregate          Percent of Mortgage
Property Type                                           Mortgage Loans                Principal Balance     Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Single Family                                                 211                        $86,542,640                72.56       %
Planned Unit Development                                      60                         $24,485,787                20.53
2-4 Family                                                     7                         $3,879,878                  3.25
Low-Rise Condominium                                           7                         $2,538,499                  2.13
High-Rise Condominium                                          5                         $1,818,164                  1.52
----------------------------------------------------------------------------------------------------------------------------------

Total                                                         290                       $119,264,968                100.00      %
==================================================================================================================================


                                                            OCCUPANCY TYPES

                                                           Number of                      Aggregate          Percent of Mortgage
Occupancy Type                                          Mortgage Loans                Principal Balance     Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Primary Residence                                             273                       $112,389,937                94.24       %
Secondary Residence                                           10                         $4,229,007                  3.55
Investor Property                                              7                         $2,646,024                  2.22
----------------------------------------------------------------------------------------------------------------------------------

Total                                                         290                       $119,264,968                100.00      %
==================================================================================================================================



                                                     REMAINING TERMS TO MATURITY

Remaining Terms to                                       Number of                       Aggregate           Percent of Mortgage
Maturity (Months)                                      Mortgage Loans                Principal Balance      Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
345                                                          86                         $34,672,957                 29.07       %
344                                                         110                         $46,577,934                 39.05
343                                                          26                         $11,711,085                  9.82
342                                                          13                          $5,269,671                  4.42
341                                                          6                           $2,493,771                  2.09
340                                                          9                           $3,366,497                  2.82
339                                                          4                           $1,379,770                  1.16
338                                                          5                           $1,895,803                  1.59
337                                                          4                           $1,666,635                  1.40
336                                                          5                           $2,353,696                  1.97
333                                                          2                            $734,962                   0.62
332                                                          1                            $349,807                   0.29
331                                                          1                            $315,304                   0.26
330                                                          1                            $622,756                   0.52
328                                                          1                            $318,766                   0.27
326                                                          2                            $741,305                   0.62
325                                                          1                            $466,873                   0.39
324                                                          2                            $690,961                   0.58
322                                                          1                            $596,934                   0.50
319                                                          1                            $462,467                   0.39
316                                                          1                            $334,091                   0.28
294                                                          1                            $356,890                   0.30
281                                                          1                            $312,512                   0.26
245                                                          1                            $316,809                   0.27
225                                                          2                            $690,188                   0.58
224                                                          1                            $309,923                   0.26
84                                                           1                            $159,694                   0.13
46                                                           1                            $96,907                    0.08
----------------------------------------------------------------------------------------------------------------------------------

Total                                                       290                         $119,264,968                100.00      %
==================================================================================================================================



Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                             3,033
Aggregate Principal Balance                                    $351,473,713
Average Principal                                                $115,883                  $13,387 to $568,824
Weighted Average Mortgage Rate                                    7.672%                    5.990% to 10.250%
Net Weighted Average Mortgage Rate                                7.377%                    5.616% to 9.241%
Weighted Average Original Term (months)                            358                         240 to 360
Weighted Average Remaining Term (months)                           340                          48 to 356
Weighted Average Combined Loan-to-Value Ratio                     81.54%                    16.32% to 100.00%



                                                           MORTGAGE RATES

                                                            Number of                      Aggregate          Percent of Mortgage
Mortgage Rates(%)                                         Mortgage Loans               Principal Balance     Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------------------
5.990                                                           1                           $256,331                  0.07      %
6.000                                                           4                           $419,841                  0.12
6.125                                                           2                           $344,554                  0.10
6.250                                                           6                           $902,305                  0.26
6.375                                                           10                         $1,725,022                 0.49
6.430                                                           1                           $167,642                  0.05
6.500                                                           30                         $4,318,111                 1.23
6.625                                                           37                         $5,159,827                 1.47
6.700                                                           1                           $66,161                   0.02
6.750                                                           43                         $6,388,272                 1.82
6.875                                                           79                        $10,339,013                 2.94
6.990                                                           1                           $99,120                   0.03
7.000                                                          147                        $19,521,386                 5.55
7.125                                                          145                        $18,169,234                 5.17
7.250                                                          320                        $40,536,832                 11.53
7.375                                                          320                        $36,491,615                 10.38
7.500                                                          410                        $45,422,229                 12.92
7.625                                                          158                        $16,771,399                 4.77
7.750                                                          180                        $19,324,854                 5.50
7.875                                                          212                        $24,586,833                 7.00
8.000                                                          126                        $12,608,199                 3.59
8.125                                                           70                         $7,639,333                 2.17
8.250                                                          142                        $16,037,634                 4.56
8.375                                                          109                        $12,146,933                 3.46
8.500                                                          135                        $15,250,091                 4.34
8.625                                                          105                        $11,161,150                 3.18
8.750                                                           75                         $8,226,592                 2.34
8.875                                                           53                         $5,567,819                 1.58
9.000                                                           32                         $3,293,776                 0.94
9.125                                                           18                         $1,686,843                 0.48
9.250                                                           19                         $2,300,825                 0.65
9.375                                                           17                         $1,852,567                 0.53
9.500                                                           13                         $1,182,133                 0.34
9.625                                                           5                           $531,177                  0.15
9.750                                                           3                           $490,759                  0.14
9.875                                                           1                           $78,951                   0.02
10.125                                                          1                           $98,353                   0.03
10.250                                                          2                           $309,996                  0.09
----------------------------------------------------------------------------------------------------------------------------------

Total                                                         3,033                       $351,473,713               100.00     %
==================================================================================================================================



                                                     CURRENT PRINCIPAL BALANCES

Range of Current                                           Number of                       Aggregate          Percent of Mortgage
Principal Balances                                      Mortgage Loans                 Principal Balance     Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                                            254                         $9,871,854                  2.81      %
$50,000.01 - $100,000.00                                     1,205                        $92,336,928                 26.27
$100,000.01 - $150,000.00                                     916                        $112,708,646                 32.07
$150,000.01 - $200,000.00                                     361                         $61,766,818                 17.57
$200,000.01 - $250,000.00                                     170                         $37,711,237                 10.73
$250,000.01 - $300,000.00                                     102                         $27,955,359                 7.95
$300,000.01 - $350,000.00                                     16                          $5,163,227                  1.47
$350,000.01 - $400,000.00                                      4                          $1,513,223                  0.43
$400,000.01 - $450,000.00                                      1                           $429,317                   0.12
$450,000.01 - $500,000.00                                      2                           $943,963                   0.27
$500,000.01 - $550,000.00                                      1                           $504,317                   0.14
$550,000.01 - $600,000.00                                      1                           $568,824                   0.16
----------------------------------------------------------------------------------------------------------------------------------

Total                                                        3,033                       $351,473,713                100.00     %
==================================================================================================================================


                                                DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                           Number of                       Aggregate          Percent of Mortgage
Type of Program                                         Mortgage Loans                 Principal Balance     Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------------------
Full/Alternative                                             2,031                       $224,364,443                 63.84     %
CLUES Plus                                                    504                         $64,051,611                 18.22
Reduced                                                       370                         $45,729,132                 13.01
No Ratio                                                      108                         $14,679,730                 4.18
Streamlined                                                   20                          $2,648,797                  0.75
----------------------------------------------------------------------------------------------------------------------------------

Total                                                        3,033                       $351,473,713                100.00     %
==================================================================================================================================


                                                     ORIGINAL LOAN-TO-VALUE RATIOS

Range of                                                   Number of                       Aggregate          Percent of Mortgage
Original Loan-to-Value Ratios(%)                        Mortgage Loans                 Principal Balance     Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------------------
50.00 and below                                               42                          $3,854,331                  1.10      %
50.01 - 55.00                                                 20                          $2,766,777                  0.79
55.01 - 60.00                                                 31                          $4,181,469                  1.19
60.01 - 65.00                                                 75                          $8,890,481                  2.53
65.01 - 70.00                                                 198                         $26,761,658                 7.61
70.01 - 75.00                                                 268                         $33,117,414                 9.42
75.01 - 79.99                                                 259                         $29,396,238                 8.36
80.00 - 80.00                                                 982                        $110,667,130                 31.49
80.01 - 85.00                                                 91                          $10,330,769                 2.94
85.01 - 90.00                                                 601                         $66,017,280                 18.78
90.01 - 95.00                                                 347                         $42,711,297                 12.15
95.01 - 100.00                                                119                         $12,778,868                 3.64
----------------------------------------------------------------------------------------------------------------------------------

Total                                                        3,033                       $351,473,713                100.00     %
==================================================================================================================================



                                            STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                         Number of                         Aggregate          Percent of Mortgage
State                                                 Mortgage Loans                   Principal Balance     Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------------------
Arizona                                                     96                            $10,176,145                 2.90      %
California                                                  386                           $62,034,853                 17.65
Colorado                                                    114                           $15,930,361                 4.53
Florida                                                     259                           $28,620,112                 8.14
Georgia                                                     100                           $11,127,211                 3.17
Illinois                                                    61                            $7,319,024                  2.08
Michigan                                                    176                           $16,170,181                 4.60
Nevada                                                      68                            $8,800,599                  2.50
New York                                                    78                            $13,047,709                 3.71
North Carolina                                              134                           $12,752,629                 3.63
Ohio                                                        109                           $9,872,197                  2.81
Oregon                                                      76                            $9,372,957                  2.67
Texas                                                       271                           $30,353,137                 8.64
Washington                                                  94                            $12,885,641                 3.67
Other (less than 2%)                                       1,011                         $103,010,955                 29.33
----------------------------------------------------------------------------------------------------------------------------------

Total                                                      3,033                         $351,473,713                100.00     %
==================================================================================================================================


                                                     PURPOSE OF MORTGAGE LOANS

                                                         Number of                         Aggregate          Percent of Mortgage
Loan Purpose                                          Mortgage Loans                   Principal Balance     Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------------------
Purchase                                                   1,952                         $224,469,103                 63.87     %
Refinance (cash-out)                                        665                           $78,282,217                 22.27
Refinance (rate/term)                                       416                           $48,722,394                 13.86
----------------------------------------------------------------------------------------------------------------------------------

Total                                                      3,033                         $351,473,713                100.00     %
==================================================================================================================================


                                                  TYPES OF MORTGAGED PROPERTIES

                                                         Number of                         Aggregate          Percent of Mortgage
Property Type                                         Mortgage Loans                   Principal Balance     Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------------------
Single Family                                              2,002                         $216,936,062                 61.72     %
Planned Unit Development                                    400                           $54,000,422                 15.36
2-4 Family                                                  349                           $52,056,779                 14.81
Low-Rise Condominium                                        201                           $21,296,561                 6.06
Manufactured Housing (1)                                    55                            $4,211,036                  1.20
High-Rise Condominium                                       26                            $2,972,853                  0.85
----------------------------------------------------------------------------------------------------------------------------------

Total                                                      3,033                         $351,473,713                100.00     %
==================================================================================================================================
                  (1) Treated as real property.



                                                         OCCUPANCY TYPES

                                                           Number of                       Aggregate          Percent of Mortgage
Occupancy Type                                          Mortgage Loans                 Principal Balance     Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------------------
Primary Residence                                            1,903                        $224,574,988                63.90     %
Investor Property                                            1,079                        $121,345,670                34.52
Secondary Residence                                           51                           $5,553,055                 1.58
----------------------------------------------------------------------------------------------------------------------------------

Total                                                        3,033                        $351,473,713               100.00     %
==================================================================================================================================


                                                     REMAINING TERMS TO MATURITY

Remaining Terms to                                         Number of                       Aggregate          Percent of Mortgage
Maturity (Months)                                       Mortgage Loans                 Principal Balance     Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------------------
356                                                            1                            $238,765                  0.07      %
345                                                           217                         $23,567,742                 6.71
344                                                          1,505                        $177,624,610                50.54
343                                                           430                         $51,401,344                 14.62
342                                                           259                         $30,562,276                 8.70
341                                                           106                         $11,798,475                 3.36
340                                                           73                           $8,072,663                 2.30
339                                                           56                           $6,933,684                 1.97
338                                                           50                           $6,170,351                 1.76
337                                                           31                           $3,444,647                 0.98
336                                                           18                           $1,894,686                 0.54
335                                                           21                           $2,005,031                 0.57
334                                                           26                           $2,797,885                 0.80
333                                                           20                           $2,049,490                 0.58
332                                                           20                           $2,238,251                 0.64
331                                                           22                           $2,079,025                 0.59
330                                                            7                            $791,360                  0.23
329                                                            8                            $881,575                  0.25
328                                                           11                            $936,780                  0.27
327                                                            9                            $821,148                  0.23
326                                                            5                            $602,183                  0.17
325                                                            7                            $793,172                  0.23
324                                                            9                           $1,067,430                 0.30
323                                                            5                            $368,358                  0.10
322                                                            4                            $475,681                  0.14
321                                                            4                            $363,092                  0.10
320                                                            2                            $228,043                  0.06
319                                                            3                            $190,073                  0.05
318                                                            1                            $123,152                  0.04
317                                                            2                            $149,599                  0.04
316                                                            3                            $211,872                  0.06
315                                                            5                            $769,232                  0.22
314                                                            1                            $53,548                   0.02
313                                                            1                            $89,687                   0.03
312                                                            3                            $312,667                  0.09
311                                                            3                            $336,987                  0.10
310                                                            1                            $504,317                  0.14
----------------------------------------------------------------------------------------------------------------------------------




                                       REMAINING TERMS TO MATURITY (continued)

Remaining Terms to                                       Number of                         Aggregate          Percent of Mortgage
Maturity (Months)                                     Mortgage Loans                   Principal Balance     Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------------------
309                                                          2                             $134,266                   0.04      %
308                                                          3                             $349,530                   0.10
307                                                          1                             $190,663                   0.05
306                                                          3                             $199,523                   0.06
302                                                          2                             $164,657                   0.05
301                                                          2                             $154,311                   0.04
298                                                          1                             $134,699                   0.04
295                                                          1                              $32,588                   0.01
293                                                          1                              $71,037                   0.02
286                                                          1                              $88,020                   0.03
285                                                          2                             $251,078                   0.07
284                                                          2                             $419,995                   0.12
283                                                          7                             $864,513                   0.25
282                                                          3                             $235,568                   0.07
280                                                          2                             $222,565                   0.06
279                                                          3                             $168,055                   0.05
276                                                          2                             $234,527                   0.07
272                                                          1                             $136,945                   0.04
265                                                          1                              $41,683                   0.01
256                                                          1                              $49,689                   0.01
247                                                          1                              $55,718                   0.02
241                                                          1                             $208,775                   0.06
234                                                          1                              $63,754                   0.02
225                                                          4                             $321,686                   0.09
224                                                         19                            $2,020,571                  0.57
223                                                          4                             $422,389                   0.12
222                                                          3                             $384,884                   0.11
221                                                          1                              $67,152                   0.02
220                                                          2                             $202,012                   0.06
219                                                          1                             $174,830                   0.05
218                                                          1                              $80,771                   0.02
214                                                          1                              $50,064                   0.01
208                                                          1                             $163,004                   0.05
203                                                          1                              $35,054                   0.01
115                                                          1                             $111,868                   0.03
48                                                           1                              $18,391                   0.01
----------------------------------------------------------------------------------------------------------------------------------

Total                                                      3,033                         $351,473,713                100.00     %
==================================================================================================================================


                                    EXHIBIT 2



       THE                                                                                            Distribution Date: 10/27/03
     BANK OF
    NEW YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                         Countrywide Home Loans
           212-815-3236                            Mortgage Pass-Through Certificates
Associate: Sean O'Connell                             Alternative Loan Trust 2002-7
           212-815-6312                                      Series 2002-11





                                        Certificateholder Monthly Distribution Summary

                                            Certificate                       Pass
                                Class          Rate          Beginning       Through       Principal        Interest
   Class         Cusip       Description       Type           Balance       Rate (%)     Distribution     Distribution
------------------------------------------------------------------------------------------------------------------------
    1A1        12669CN97        Senior      Var-30/360    27,571,471.60     1.770000     3,910,304.70       40,667.92
    1A2        12669CP20       Strip IO     Var-30/360    27,571,471.54     6.730000             0.00      154,630.00
    1A3        12669CP38        Senior      Fix-30/360    27,939,103.00     6.500000             0.00      151,336.81
    1A4        12669CP46        Senior      Fix-30/360    21,637,272.63     6.500000     5,659,634.67      117,201.89
    1A5        12669CP53        Senior      Fix-30/360     9,927,000.00     6.500000             0.00       53,771.25
    1A6        12669CP61        Senior      Fix-30/360     9,284,404.29     6.250000     2,428,510.16       48,356.27
    1A7        12669CP79        Senior      Fix-30/360     9,284,404.29     5.750000     2,428,510.16       44,487.77
    1A8        12669CP87        Senior      Var-30/360     4,642,202.15     1.620000     1,214,255.08        6,266.97
    1A9        12669CP95       Strip IO     Var-30/360     4,642,202.12     6.880000             0.00       26,615.29
    CB1        12669CQ29       Strip IO     Fix-30/360    17,891,995.63     7.000000             0.00      104,336.25
    CB2        12669CQ37        Senior      Fix-30/360    30,727,428.00     6.500000             0.00      166,386.45
    CB3        12669CQ45        Senior      Fix-30/360    58,872,725.26     6.500000     5,920,882.12      318,790.89
    CB4        12669CQ52        Senior      Fix-30/360    52,024,950.23     6.500000     6,639,670.39      281,710.76
    CB5        12669CR44        Senior      Fix-30/360    13,994,856.00     6.500000             0.00       75,780.98
    CB6        12669CR51        Senior      Fix-30/360    11,372,000.00     6.500000             0.00       61,578.43
    CB7        12669CR69        Senior      Fix-30/360    30,727,428.00     6.750000             0.00      172,785.93
    CB8        12669CR77        Senior      Fix-30/360    42,540,919.03     6.750000     5,144,752.24      239,215.35
    CB9        12669CR85        Senior      Fix-30/360    22,519,855.00     6.750000             0.00      126,633.25
   CB10        12669CR93        Senior      Fix-30/360     9,884,000.00     6.750000             0.00       55,579.54
   CB11        12669CS27        Senior      Fix-30/360    43,239,756.85     6.750000     7,415,800.22      243,145.04
   CB12        12669CS35        Senior      Fix-30/360    18,080,000.00     6.750000             0.00      101,667.14
    PO                                                     5,120,050.85     0.000000       382,540.57            0.00
   PO-1        12669CS43       Strip PO     Fix-30/360     1,220,161.32     0.000000       144,414.83            0.00
   PO-2        12669CS43       Strip PO     Fix-30/360     3,899,889.53     0.000000       238,125.74            0.00
    AR         12669CS50        Senior      Fix-30/360             0.00     7.000000             0.00            0.00
------------------------------------------------------------------------------------------------------------------------
     M         12669CS68        Junior      Fix-30/360    30,363,425.38     7.000000        27,108.73      177,084.35
    B1         12669CS76        Junior      Fix-30/360    10,993,613.18     7.000000         9,815.19       64,116.51
    B2         12669CS84        Junior      Fix-30/360     9,423,125.21     7.000000         8,413.05       54,957.17
    B3         12669CQ60        Junior      Fix-30/360     5,758,488.78     7.000000         5,141.23       33,584.43
    B4         12669CQ78        Junior      Fix-30/360     2,617,512.85     7.000000         2,336.94       15,265.75
    B5         12669CQ86        Junior      Fix-30/360     3,465,652.60     7.000000         3,094.16       20,212.24
------------------------------------------------------------------------------------------------------------------------

  Totals                                                 512,011,645.18                 41,200,769.61    2,956,164.63
------------------------------------------------------------------------------------------------------------------------




                                   Current                      Cumulative
                    Total         Realized        Ending         Realized
   Class         Distribution      Losses         Balance         Losses
--------------------------------------------------------------------------
    1A1         3,950,972.62          0.00     23,661,166.90          0.00
    1A2           154,630.00          0.00     23,661,166.84          0.00
    1A3           151,336.81          0.00     27,939,103.00          0.00
    1A4         5,776,836.56          0.00     15,977,637.96          0.00
    1A5            53,771.25          0.00      9,927,000.00          0.00
    1A6         2,476,866.43          0.00      6,855,894.13          0.00
    1A7         2,472,997.93          0.00      6,855,894.13          0.00
    1A8         1,220,522.05          0.00      3,427,947.07          0.00
    1A9            26,615.29          0.00      3,427,947.04          0.00
    CB1           104,336.25          0.00     16,546,222.15          0.00
    CB2           166,386.45          0.00     30,727,428.00          0.00
    CB3         6,239,673.00          0.00     52,951,843.14          0.00
    CB4         6,921,381.14          0.00     45,385,279.85          0.00
    CB5            75,780.98          0.00     13,994,856.00          0.00
    CB6            61,578.43          0.00     11,372,000.00          0.00
    CB7           172,785.93          0.00     30,727,428.00          0.00
    CB8         5,383,967.59          0.00     37,396,166.79          0.00
    CB9           126,633.25          0.00     22,519,855.00          0.00
   CB10            55,579.54          0.00      9,884,000.00          0.00
   CB11         7,658,945.26          0.00     35,823,956.64          0.00
   CB12           101,667.14          0.00     18,080,000.00          0.00
    PO            382,540.57          0.00      4,737,510.28          0.00
   PO-1           144,414.83          0.00      1,075,746.49          0.00
   PO-2           238,125.74          0.00      3,661,763.79          0.00
    AR                  0.00          0.00              0.00          0.00
--------------------------------------------------------------------------
     M            204,193.08          0.00     30,336,316.65          0.00
    B1             73,931.70          0.00     10,983,797.99          0.00
    B2             63,370.22          0.00      9,414,712.16          0.00
    B3             38,725.66          0.00      5,753,347.55          0.00
    B4             17,602.69          0.00      2,615,175.92          0.00
    B5             23,306.40     72,190.64      3,390,367.80    267,810.10
--------------------------------------------------------------------------

  Totals       44,156,934.22     72,190.64    470,738,684.96    267,810.10
--------------------------------------------------------------------------




       THE                                                                                       Distribution Date: 10/27/03
     BANK OF
    NEW YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                    Countrywide Home Loans
           212-815-3236                       Mortgage Pass-Through Certificates
Associate: Sean O'Connell                        Alternative Loan Trust 2002-7
           212-815-6312                                 Series 2002-11





                                                Principal Distribution Detail
----------------------------------------------------------------------------------------------------------------
                                   Original         Beginning         Scheduled                      Unscheduled
                                  Certificate      Certificate        Principal        Accretion      Principal
     Class          Cusip           Balance          Balance         Distribution      Principal     Adjustments
----------------------------------------------------------------------------------------------------------------
      1A1         12669CN97       93,130,343.00    27,571,471.60     3,910,304.70         0.00           0.00
      1A2         12669CP20       93,130,343.00    27,571,471.54             0.00         0.00           0.00
      1A3         12669CP38       27,939,103.00    27,939,103.00             0.00         0.00           0.00
      1A4         12669CP46      116,524,830.00    21,637,272.63     5,659,634.67         0.00           0.00
      1A5         12669CP53        9,927,000.00     9,927,000.00             0.00         0.00           0.00
      1A6         12669CP61       50,000,000.00     9,284,404.29     2,428,510.16         0.00           0.00
      1A7         12669CP79       50,000,000.00     9,284,404.29     2,428,510.16         0.00           0.00
      1A8         12669CP87       25,000,000.00     4,642,202.15     1,214,255.08         0.00           0.00
      1A9         12669CP95       25,000,000.00     4,642,202.12             0.00         0.00           0.00
      CB1         12669CQ29       32,922,244.00    17,891,995.63             0.00         0.00           0.00
      CB2         12669CQ37       30,727,428.00    30,727,428.00             0.00         0.00           0.00
      CB3         12669CQ45      125,000,000.00    58,872,725.26     5,920,882.12         0.00           0.00
      CB4         12669CQ52      126,180,000.00    52,024,950.23     6,639,670.39         0.00           0.00
      CB5         12669CR44       13,994,856.00    13,994,856.00             0.00         0.00           0.00
      CB6         12669CR51       11,372,000.00    11,372,000.00             0.00         0.00           0.00
      CB7         12669CR69       30,727,428.00    30,727,428.00             0.00         0.00           0.00
      CB8         12669CR77      100,000,000.00    42,540,919.03     5,144,752.24         0.00           0.00
      CB9         12669CR85       22,519,855.00    22,519,855.00             0.00         0.00           0.00
     CB10         12669CR93        9,884,000.00     9,884,000.00             0.00         0.00           0.00
     CB11         12669CS27      126,063,000.00    43,239,756.85     7,415,800.22         0.00           0.00
     CB12         12669CS35       18,080,000.00    18,080,000.00             0.00         0.00           0.00
      PO                           9,979,041.88     5,120,050.85       382,540.57         0.00           0.00
     PO-1         12669CS43        3,478,622.26     1,220,161.32       144,414.83         0.00           0.00
     PO-2         12669CS43        6,500,419.62     3,899,889.53       238,125.74         0.00           0.00
      AR          12669CS50              100.00             0.00             0.00         0.00           0.00

       M          12669CS68       30,760,000.00    30,363,425.38        27,108.73         0.00           0.00
      B1          12669CS76       11,137,200.00    10,993,613.18         9,815.19         0.00           0.00
      B2          12669CS84        9,546,200.00     9,423,125.21         8,413.05         0.00           0.00
      B3          12669CQ60        5,833,700.00     5,758,488.78         5,141.23         0.00           0.00
      B4          12669CQ78        2,651,700.00     2,617,512.85         2,336.94         0.00           0.00
      B5          12669CQ86        3,712,627.87     3,465,652.60         3,094.16         0.00           0.00
----------------------------------------------------------------------------------------------------------------
    Totals                     1,060,690,412.75   512,011,645.18    41,200,769.61         0.00           0.00
----------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------
                      Net         Current            Ending             Ending
                   Principal      Realized         Certificate        Certificate
     Class       Distribution      Losses            Balance            Factor
-----------------------------------------------------------------------------------

      1A1        3,910,304.70           0.00      23,661,166.90      0.25406506767
      1A2                0.00           0.00      23,661,166.84      0.25406506702
      1A3                0.00           0.00      27,939,103.00      1.00000000000
      1A4        5,659,634.67           0.00      15,977,637.96      0.13711788263
      1A5                0.00           0.00       9,927,000.00      1.00000000000
      1A6        2,428,510.16           0.00       6,855,894.13      0.13711788263
      1A7        2,428,510.16           0.00       6,855,894.13      0.13711788263
      1A8        1,214,255.08           0.00       3,427,947.07      0.13711788275
      1A9                0.00           0.00       3,427,947.04      0.13711788155
      CB1                0.00           0.00      16,546,222.15      0.50258488306
      CB2                0.00           0.00      30,727,428.00      1.00000000000
      CB3        5,920,882.12           0.00      52,951,843.14      0.42361474514
      CB4        6,639,670.39           0.00      45,385,279.85      0.35968679545
      CB5                0.00           0.00      13,994,856.00      1.00000000000
      CB6                0.00           0.00      11,372,000.00      1.00000000000
      CB7                0.00           0.00      30,727,428.00      1.00000000000
      CB8        5,144,752.24           0.00      37,396,166.79      0.37396166792
      CB9                0.00           0.00      22,519,855.00      1.00000000000
     CB10                0.00           0.00       9,884,000.00      1.00000000000
     CB11        7,415,800.22           0.00      35,823,956.64      0.28417502865
     CB12                0.00           0.00      18,080,000.00      1.00000000000
      PO           382,540.57           0.00       4,737,510.28      0.47474600638
     PO-1          144,414.83           0.00       1,075,746.49      0.30924498464
     PO-2          238,125.74           0.00       3,661,763.79      0.56331190960
      AR                 0.00           0.00               0.00      0.00000000000
-----------------------------------------------------------------------------------
       M            27,108.73           0.00      30,336,316.65      0.98622615907
      B1             9,815.19           0.00      10,983,797.99      0.98622615973
      B2             8,413.05           0.00       9,414,712.16      0.98622615932
      B3             5,141.23           0.00       5,753,347.55      0.98622616019
      B4             2,336.94           0.00       2,615,175.92      0.98622616260
      B5             3,094.16      72,190.64       3,390,367.80      0.91319892918
-----------------------------------------------------------------------------------
    Totals      41,200,769.61      72,190.64     470,738,684.96
-----------------------------------------------------------------------------------



       THE                                                                                    Distribution Date: 10/27/03
     BANK OF
    NEW YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                 Countrywide Home Loans
           212-815-3236                    Mortgage Pass-Through Certificates
Associate: Sean O'Connell                     Alternative Loan Trust 2002-7
           212-815-6312                              Series 2002-11




                                             Interest Distribution Detail

----------------------------------------------------------------------------------------------------------------
                     Beginning           Pass           Accrued        Cumulative                     Total
                    Certificate         Through         Optimal          Unpaid         Deferred     Interest
     Class            Balance           Rate (%)       Interest         Interest        Interest       Due
----------------------------------------------------------------------------------------------------------------
      1A1          27,571,471.60        1.770000         40,667.92        0.00            0.00        40,667.92
      1A2          27,571,471.54        6.730000        154,630.00        0.00            0.00       154,630.00
      1A3          27,939,103.00        6.500000        151,336.81        0.00            0.00       151,336.81
      1A4          21,637,272.63        6.500000        117,201.89        0.00            0.00       117,201.89
      1A5           9,927,000.00        6.500000         53,771.25        0.00            0.00        53,771.25
      1A6           9,284,404.29        6.250000         48,356.27        0.00            0.00        48,356.27
      1A7           9,284,404.29        5.750000         44,487.77        0.00            0.00        44,487.77
      1A8           4,642,202.15        1.620000          6,266.97        0.00            0.00         6,266.97
      1A9           4,642,202.12        6.880000         26,615.29        0.00            0.00        26,615.29
      CB1          17,891,995.63        7.000000        104,369.97        0.00            0.00       104,369.97
      CB2          30,727,428.00        6.500000        166,440.23        0.00            0.00       166,440.23
      CB3          58,872,725.26        6.500000        318,893.93        0.00            0.00       318,893.93
      CB4          52,024,950.23        6.500000        281,801.81        0.00            0.00       281,801.81
      CB5          13,994,856.00        6.500000         75,805.47        0.00            0.00        75,805.47
      CB6          11,372,000.00        6.500000         61,598.33        0.00            0.00        61,598.33
      CB7          30,727,428.00        6.750000        172,841.78        0.00            0.00       172,841.78
      CB8          42,540,919.03        6.750000        239,292.67        0.00            0.00       239,292.67
      CB9          22,519,855.00        6.750000        126,674.18        0.00            0.00       126,674.18
      CB10          9,884,000.00        6.750000         55,597.50        0.00            0.00        55,597.50
      CB11         43,239,756.85        6.750000        243,223.63        0.00            0.00       243,223.63
      CB12         18,080,000.00        6.750000        101,700.00        0.00            0.00       101,700.00
       PO           5,120,050.85        0.000000              0.00        0.00            0.00             0.00
      PO-1          1,220,161.32        0.000000              0.00        0.00            0.00             0.00
      PO-2          3,899,889.53        0.000000              0.00        0.00            0.00             0.00
       AR                   0.00        7.000000              0.00        0.00            0.00             0.00
----------------------------------------------------------------------------------------------------------------
       M           30,363,425.38        7.000000        177,119.98        0.00            0.00       177,119.98
       B1          10,993,613.18        7.000000         64,129.41        0.00            0.00        64,129.41
       B2           9,423,125.21        7.000000         54,968.23        0.00            0.00        54,968.23
       B3           5,758,488.78        7.000000         33,591.18        0.00            0.00        33,591.18
       B4           2,617,512.85        7.000000         15,268.82        0.00            0.00        15,268.82
       B5           3,465,652.60        7.000000         20,216.31        0.00            0.00        20,216.31
----------------------------------------------------------------------------------------------------------------
     Totals       512,011,645.18                      2,956,867.61        0.00            0.00     2,956,867.61
----------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------
                       Net          Unscheduled
                    Prepayment        Interest      Interest
     Class         Int Shortfall     Adjustment       Paid
-----------------------------------------------------------------
      1A1                0.00            0.00         40,667.92
      1A2                0.00            0.00        154,630.00
      1A3                0.00            0.00        151,336.81
      1A4                0.00            0.00        117,201.89
      1A5                0.00            0.00         53,771.25
      1A6                0.00            0.00         48,356.27
      1A7                0.00            0.00         44,487.77
      1A8                0.00            0.00          6,266.97
      1A9                0.00            0.00         26,615.29
      CB1               33.72            0.00        104,336.25
      CB2               53.78            0.00        166,386.45
      CB3              103.04            0.00        318,790.89
      CB4               91.06            0.00        281,710.76
      CB5               24.49            0.00         75,780.98
      CB6               19.90            0.00         61,578.43
      CB7               55.85            0.00        172,785.93
      CB8               77.32            0.00        239,215.35
      CB9               40.93            0.00        126,633.25
      CB10              17.96            0.00         55,579.54
      CB11              78.59            0.00        243,145.04
      CB12              32.86            0.00        101,667.14
       PO                0.00            0.00              0.00
      PO-1               0.00            0.00              0.00
      PO-2               0.00            0.00              0.00
       AR                0.00            0.00              0.00
-----------------------------------------------------------------
       M                35.63            0.00        177,084.35
       B1               12.90            0.00         64,116.51
       B2               11.06            0.00         54,957.17
       B3                6.76            0.00         33,584.43
       B4                3.07            0.00         15,265.75
       B5                4.07            0.00         20,212.24
-----------------------------------------------------------------
     Totals            702.99            0.00      2,956,164.63
-----------------------------------------------------------------



       THE                                                                                      Distribution Date: 10/27/03
     BANK OF
    NEW YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                   Countrywide Home Loans
           212-815-3236                      Mortgage Pass-Through Certificates
Associate: Sean O'Connell                       Alternative Loan Trust 2002-7
           212-815-6312                                Series 2002-11


                                                Current Payment Information
                                                     Factors per $1,000


-----------------------------------------------------------------------------------------------------------------------------------
                              Original         Beginning Cert.                                        Ending Cert.        Pass
                             Certificate          Notional          Principal         Interest          Notional         Through
   Class       Cusip           Balance            Balance         Distribution      Distribution        Balance          Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
    1A1      12669CN97      93,130,343.00      296.052507793      41.987440125      0.436677449       254.065067668      1.770000
    1A2      12669CP20      93,130,343.00      296.052507149       0.000000000      1.660361144       254.065067024      6.730000
    1A3      12669CP38      27,939,103.00    1,000.000000000       0.000000000      5.416666667     1,000.000000000      6.500000
    1A4      12669CP46     116,524,830.00      185.688085829      48.570203195      1.005810465       137.117882633      6.500000
    1A5      12669CP53       9,927,000.00    1,000.000000000       0.000000000      5.416666667     1,000.000000000      6.500000
    1A6      12669CP61      50,000,000.00      185.688085828      48.570203195      0.967125447       137.117882633      6.250000
    1A7      12669CP79      50,000,000.00      185.688085828      48.570203195      0.889755411       137.117882633      5.750000
    1A8      12669CP87      25,000,000.00      185.688085987      48.570203237      0.250678916       137.117882751      1.620000
    1A9      12669CP95      25,000,000.00      185.688084787       0.000000000      1.064611686       137.117881551      6.880000
    CB1      12669CQ29      32,922,244.00      543.462214531       0.000000000      3.169171894       502.584883060      7.000000
    CB2      12669CQ37      30,727,428.00    1,000.000000000       0.000000000      5.414916427     1,000.000000000      6.500000
    CB3      12669CQ45     125,000,000.00      470.981802078      47.367056937      2.550327097       423.614745141      6.500000
    CB4      12669CQ52     126,180,000.00      412.307419833      52.620624388      2.232610221       359.686795445      6.500000
    CB5      12669CR44      13,994,856.00    1,000.000000000       0.000000000      5.414916427     1,000.000000000      6.500000
    CB6      12669CR51      11,372,000.00    1,000.000000000       0.000000000      5.414916427     1,000.000000000      6.500000
    CB7      12669CR69      30,727,428.00    1,000.000000000       0.000000000      5.623182444     1,000.000000000      6.750000
    CB8      12669CR77     100,000,000.00      425.409190306      51.447522382      2.392153490       373.961667923      6.750000
    CB9      12669CR85      22,519,855.00    1,000.000000000       0.000000000      5.623182444     1,000.000000000      6.750000
    CB10     12669CR93       9,884,000.00    1,000.000000000       0.000000000      5.623182444     1,000.000000000      6.750000
    CB11     12669CS27     126,063,000.00      343.001172864      58.826144219      1.928758173       284.175028645      6.750000
    CB12     12669CS35      18,080,000.00    1,000.000000000       0.000000000      5.623182444     1,000.000000000      6.750000
     PO                      9,979,041.88      513.080405070      38.334398693      0.000000000       474.746006377      0.000000
    PO-1     12669CS43       3,478,622.26      350.759935243      41.514950605      0.000000000       309.244984638      0.000000
    PO-2     12669CS43       6,500,419.62      599.944273374      36.632363773      0.000000000       563.311909601      0.000000
     AR      12669CS50             100.00        0.000000000       0.000000000      0.000000000         0.000000000      7.000000
-----------------------------------------------------------------------------------------------------------------------------------
     M       12669CS68      30,760,000.00      987.107457160       0.881298093      5.756968369       986.226159068      7.000000
     B1      12669CS76      11,137,200.00      987.107457827       0.881298093      5.756968373       986.226159734      7.000000
     B2      12669CS84       9,546,200.00      987.107457411       0.881298093      5.756968371       986.226159318      7.000000
     B3      12669CQ60       5,833,700.00      987.107458281       0.881298094      5.756968376       986.226160188      7.000000
     B4      12669CQ78       2,651,700.00      987.107460698       0.881298096      5.756968390       986.226162602      7.000000
     B5      12669CQ86       3,712,627.87      933.476966007       0.833416325      5.444186778       913.198929179      7.000000
-----------------------------------------------------------------------------------------------------------------------------------
   Totals                1,060,690,412.75      482.715445549      38.843350628      2.787019280       443.804034902
-----------------------------------------------------------------------------------------------------------------------------------


        THE
      BANK OF
        NEW
       YORK

101 Barclay St,
8W New York, NY 10286


Officer:   Courtney Bartholomew
           212-815-3236                            Countrywide Home Loans
Associate: Sean O'Connell                    Mortgage Pass-Through Certificates
           212-815-6312                        Alternative Loan Trust 2002-7
                                                       Series 2002-11


Pool Level Data

Distribution Date                                                                                               10/27/03
Cut-off Date                                                                                                     6/ 1/02
Determination Date                                                                                              10/ 1/03
Accrual Period 30/360                       Begin                                                                9/ 1/03
                                            End                                                                 10/ 1/03
Number of Days in 30/360 Accrual Period                                                                               30


-------------------------------------------------------------
                Collateral Information
-------------------------------------------------------------
Group 1
-------

Cut-Off Date Balance                                                                                      400,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                         135,137,070.15
Ending Aggregate Pool Stated Principal Balance                                                            119,264,968.39

Beginning Aggregate Certificate Stated Principal Balance                                                  512,011,645.19
Ending Aggregate Certificate Stated Principal Balance                                                     470,738,684.95

Beginning Aggregate Loan Count                                                                                       329
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                       39
Ending Aggregate Loan Count                                                                                          290

Beginning Weighted Average Loan Rate (WAC)                                                                     7.569272%
Ending Weighted Average Loan Rate (WAC)                                                                        7.569398%

Beginning Net Weighted Average Loan Rate                                                                       6.936828%
Ending Net Weighted Average Loan Rate                                                                          6.936894%

Weighted Average Maturity (WAM) (Months)                                                                             343

Servicer Advances                                                                                              63,276.56

Aggregate Pool Prepayment                                                                                  15,269,249.31
Pool Prepayment Rate                                                                                         77.4571 CPR


Group 2
-------

Cut-Off Date Balance                                                                                      660,690,412.75

Beginning Aggregate Pool Stated Principal Balance                                                         376,874,571.59
Ending Aggregate Pool Stated Principal Balance                                                            351,473,713.11

Beginning Aggregate Certificate Stated Principal Balance                                                  512,011,645.19
Ending Aggregate Certificate Stated Principal Balance                                                     470,738,684.95


        THE
      BANK OF
        NEW
       YORK

101 Barclay St,
8W New York, NY 10286


Officer:   Courtney Bartholomew
           212-815-3236                            Countrywide Home Loans
Associate: Sean O'Connell                    Mortgage Pass-Through Certificates
           212-815-6312                        Alternative Loan Trust 2002-7
                                                       Series 2002-11



Group 2
-------

Beginning Aggregate Loan Count                                                                                      3221
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                      188
Ending Aggregate Loan Count                                                                                         3033

Beginning Weighted Average Loan Rate (WAC)                                                                     7.670110%
Ending Weighted Average Loan Rate (WAC)                                                                        7.672155%

Beginning Net Weighted Average Loan Rate                                                                       6.927564%
Ending Net Weighted Average Loan Rate                                                                          6.927072%

Weighted Average Maturity (WAM) (Months)                                                                             342

Servicer Advances                                                                                             148,654.36

Aggregate Pool Prepayment                                                                                  25,016,597.32
Pool Prepayment Rate                                                                                         56.2957 CPR



-------------------------------------------------------------
                Certificate Information
-------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                         82.3539492144%
Senior Prepayment Percentage                                                                             100.0000000000%

Subordinate Percentage                                                                                    17.6460507856%
Subordinate Prepayment Percentage                                                                          0.0000000000%

Group 2
-------
Senior Percentage                                                                                         89.5460025680%
Senior Prepayment Percentage                                                                             100.0000000000%

Subordinate Percentage                                                                                    10.4539974320%
Subordinate Prepayment Percentage                                                                          0.0000000000%


Certificate Account

Beginning Balance                                                                                                   0.00

Deposit
Payments of Interest and Principal                                                                         43,914,671.81


        THE
      BANK OF
        NEW
       YORK

101 Barclay St,
8W New York, NY 10286


Officer:   Courtney Bartholomew
           212-815-3236                            Countrywide Home Loans
Associate: Sean O'Connell                    Mortgage Pass-Through Certificates
           212-815-6312                        Alternative Loan Trust 2002-7
                                                       Series 2002-11



Liquidation Proceeds                                                                                          476,587.66
All Other Proceeds                                                                                                  0.00
Other Amounts                                                                                                       0.00
                                                                                                           --------------
Total Deposits                                                                                             44,391,259.47


Withdrawals
Reimbursement of Servicer Advances                                                                                  0.00
Payment of Master Servicer Fees                                                                                68,914.80
Payment of Sub Servicer Fees                                                                                  193,918.53
Payment of Other Fees                                                                                               3.55
Payment of Insurance Premium(s)                                                                                     0.00
Payment of Personal Mortgage Insurance                                                                        193,918.53
Other Permitted Withdrawal per the Pooling and Service Agreement                                                    0.00
Payment of Principal and Interest                                                                          44,156,934.30
                                                                                                           --------------
Total Withdrawals                                                                                          44,613,689.70

Ending Balance                                                                                                -28,508.16


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                      37,754.30
Compensation for Gross PPIS from Servicing Fees                                                                37,754.30
Other Gross PPIS Compensation                                                                                       0.00
                                                                                                           --------------
Total Net PPIS (Non-Supported PPIS)                                                                                 0.00


Master Servicing Fees Paid                                                                                     68,914.80
Insurance Premium(s) Paid                                                                                           0.00
Personal Mortgage Insurance Fees Paid                                                                         193,918.53
Other Fees Paid                                                                                                     3.55
                                                                                                           --------------
Total Fees                                                                                                    262,836.88


--------------------------------------------------------
                Delinquency Information
--------------------------------------------------------

Group 1
-------


        THE
      BANK OF
        NEW
       YORK

101 Barclay St,
8W New York, NY 10286


Officer:   Courtney Bartholomew
           212-815-3236                            Countrywide Home Loans
Associate: Sean O'Connell                    Mortgage Pass-Through Certificates
           212-815-6312                        Alternative Loan Trust 2002-7
                                                       Series 2002-11



Delinquency                                           30-59 Days             60-89 Days             90+ Days              Totals
-----------                                           ----------             ----------             --------              ------
Scheduled Principal Balance                         2,228,715.28             382,931.49           328,898.72        2,940,545.49
Percentage of Total Pool Balance                       1.868709%              0.321076%            0.275771%           2.465557%
Number of Loans                                                5                      1                    1                   7
Percentage of Total Loans                              1.724138%              0.344828%            0.344828%           2.413793%

Foreclosure
-----------
Scheduled Principal Balance                                                                                         3,318,258.31
Percentage of Total Pool Balance                                                                                       2.782257%
Number of Loans                                                                                                                9
Percentage of Total Loans                                                                                              3.103448%

Bankruptcy
----------
Scheduled Principal Balance                                                                                           412,537.36
Percentage of Total Pool Balance                                                                                       0.345900%
Number of Loans                                                                                                                1
Percentage of Total Loans                                                                                              0.344828%

REO
---
Scheduled Principal Balance                                                                                         1,860,106.88
Percentage of Total Pool Balance                                                                                       1.559642%
Number of Loans                                                                                                                5
Percentage of Total Loans                                                                                              1.724138%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                98,798.22
Additional Gains (Recoveries)/Losses                                                                              (   31,093.22)
Total Realized Losses                                                                                                 135,908.96

Group 2
-------


Delinquency                                           30-59 Days             60-89 Days             90+ Days              Totals
-----------                                           ----------             ----------             --------              ------
Scheduled Principal Balance                         6,063,557.53           1,969,693.22         1,319,208.50        9,352,459.25
Percentage of Total Pool Balance                       1.725181%              0.560410%            0.375336%           2.660927%
Number of Loans                                               54                     16                    8                  78
Percentage of Total Loans                              1.780415%              0.527530%            0.263765%           2.571711%


        THE
      BANK OF
        NEW
       YORK

101 Barclay St,
8W New York, NY 10286


Officer:   Courtney Bartholomew
           212-815-3236                            Countrywide Home Loans
Associate: Sean O'Connell                    Mortgage Pass-Through Certificates
           212-815-6312                        Alternative Loan Trust 2002-7
                                                       Series 2002-11




Foreclosure
-----------
Scheduled Principal Balance                                                                                         7,009,429.42
Percentage of Total Pool Balance                                                                                       1.994297%
Number of Loans                                                                                                               56
Percentage of Total Loans                                                                                              1.846357%

Bankruptcy
----------
Scheduled Principal Balance                                                                                         1,333,965.25
Percentage of Total Pool Balance                                                                                       0.379535%
Number of Loans                                                                                                               15
Percentage of Total Loans                                                                                              0.494560%

REO
---
Scheduled Principal Balance                                                                                         1,648,701.16
Percentage of Total Pool Balance                                                                                       0.469082%
Number of Loans                                                                                                               15
Percentage of Total Loans                                                                                              0.494560%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                 2,607.14
Additional Gains (Recoveries)/Losses                                                                                    1,878.50
Total Realized Losses                                                                                                 135,974.71


-----------------------------------------------------------
        Subordination/Credit Enhancement Information
-----------------------------------------------------------


Protection                                                                               Original                        Current
----------                                                                               --------                        -------
Bankruptcy Loss                                                                        200,000.00                     200,000.00
Bankruptcy Percentage                                                                   0.018856%                      0.042486%
Credit/Fraud Loss                                                                   19,226,582.00                   7,159,267.56
Credit/Fraud Loss Percentage                                                            1.812648%                      1.520858%
Special Hazard Loss                                                                 19,226,582.00                   5,120,116.42
Special Hazard Loss Percentage                                                          1.812648%                      1.087677%

Credit Support                                                                           Original                        Current
--------------                                                                           --------                        -------
Class A                                                                            997,048,984.88                 408,244,966.89
Class A Percentage                                                                     94.000000%                     86.724329%

Class M                                                                             30,760,000.00                  30,336,316.65


        THE
      BANK OF
        NEW
       YORK

101 Barclay St,
8W New York, NY 10286


Officer:   Courtney Bartholomew
           212-815-3236                            Countrywide Home Loans
Associate: Sean O'Connell                    Mortgage Pass-Through Certificates
           212-815-6312                        Alternative Loan Trust 2002-7
                                                       Series 2002-11



Credit Support                                                                           Original                        Current
--------------                                                                           --------                        -------
Class M Percentage                                                                      2.899998%                      6.444407%

Class B1                                                                            11,137,200.00                  10,983,797.99
Class B1 Percentage                                                                     1.049995%                      2.333311%

Class B2                                                                             9,546,200.00                   9,414,712.16
Class B2 Percentage                                                                     0.899999%                      1.999987%

Class B3                                                                             5,833,700.00                   5,753,347.55
Class B3 Percentage                                                                     0.549991%                      1.222196%

Class B4                                                                             2,651,700.00                   2,615,175.92
Class B4 Percentage                                                                     0.249998%                      0.555547%

Class B5                                                                             3,712,627.87                   3,390,367.80
Class B5 Percentage                                                                     0.350020%                      0.720223%
